Exhibit 10.108

AMENDING AGREEMENT - REGISTRATION
RIGHTS AGREEMENT

THIS AMENDING AGREEMENT ( the "Agreement") is dated as of January 21, 2004 by and between SmarTire Systems Inc., a Yukon Territory corporation (the "Company") and Talisman Management Limited (the "Purchaser")

WHEREAS, the Company and the Purchaser have entered into a Registration Rights Agreement (the "Registration Rights Agreement") dated as of July 23, 2003; and

WHEREAS, the parties now wish to amend the Registration Rights Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, intending to be legally bound, hereby agree as follows:

1. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Rights Agreement.

2. The Registration Rights Agreement is hereby amended as follows:

(a) The second paragraph of Section 3(d) is hereby deleted and replaced in its entirety by the following:

' If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Purchaser in writing of the existence of a Potential Material Event (as defined in Section 3(e) below), the Purchaser shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Securities, from the time of the giving of notice with respect to a Potential Material Event until the Purchaser has received copies of a supplemented or amended Prospectus or until the Purchaser is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus (the "Suspension Period"); provided, however, that, if a Suspension Period occurs during any periods commencing on a Trading Day a Draw Down Notice (the "Subject Draw Down Notice") is deemed delivered and ending ten (10) Trading Days following the end of the corresponding Draw Down Pricing Period, then the Company shall pay to the Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to one percent of the aggregate purchase price paid by the Purchaser for the Registrable Securities that are purchased by the Purchaser pursuant to the Subject Draw Down Notice and the Registrable Securities that were beneficially owned by the Purchaser as at the first day of the Suspension Period (the "Suspension Period Commencement Date"), on each monthly anniversary of the

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Suspension Period Commencement Date until the Suspension Period has ceased. The liquidated damages pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month that a Suspension Period remains in effect. The Company must give Purchaser notice in writing promptly upon knowledge that a Suspension Period may occur without indicating the nature of such Suspension Period.'

3. Except as amended hereby, the Registration Rights Agreement shall bind the parties thereto in accordance with its terms.

4. If a provision of this Agreement is wholly or partially invalid, this Agreement shall be interpreted as if the invalid provision had not been a part.

5. No condoning, excusing or waiver by any party of any default, breach or non-observance by any other party will operate as a waiver of that party's rights in respect of any continuing or subsequent default, breach or non-observance or so as to defeat or affect in any way the rights of that party in respect of any continuing or subsequent default, breach or non-observance, and no waiver will be inferred from or implied by anything done or omitted to be done by the party having those rights.

6. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy

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will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

8. This Agreement may be executed in facsimile counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts together shall constitute the same Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.

SMARTIRE SYSTEMS INC.

By: /s/ Robert Rudman
Name: Robert Rudman
Title: President and Chief Executive Officer

Address for Notice:

SmarTire Systems Inc.
Suite 150 - 13151 Vanier Place
Richmond, British Columbia
Canada V6V 2J1

Attn: Robert Rudman, CEO
Tel: (604) 276-9884
Fax: (604) 276-2350

With a copy to (which shall not constitute notice):

Clark, Wilson
800 - 885 West Georgia Street
Vancouver, BC
Canada V6C 3H1
Attn: Bernard Pinsky
Tel: (604) 643-3153
Fax: (604) 687-6314

[SIGNATURE PAGE OF PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGE TO AMENDING AGREEMENT
IN RESPECT OF REGISTRATION RIGHTS AGREEMENT]

Address: PO Box 175 12-14 Finch Road, Douglas Isle of Man IM99 1TT Attn: Gordon Mundy or Rosemary Marr Fax: 44 1624 620588	TALISMAN MANAGEMENT LIMITED By: /s/ Gordon Mundy Name: Gordon Mundy Title: Director